UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2009

AsiaInfo Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15713	752506390
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street

Haidian District, Beijing 100086, China

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +8610 8216 6688

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 16, 2009, the Compensation Committee of the Board of Directors of AsiaInfo Holdings, Inc. (the “Company”) granted new performance stock unit awards to certain officers and employees under the Company’s 2008 Stock Incentive Plan (the “Plan”). In the aggregate, 1,650,000 performance stock unit awards were granted. The following table sets forth the number of performance stock units granted to each of the Company’s “named executive officers” (as defined by Item 402(a)(3) of Regulation S-K):

Named Executive Officer Awards Table

Named Executive Officer	Number of Performance Stock Units
Steve Zhang President and Chief Executive Officer	247,500
Wei Liu Vice President and Chief Financial Officer	60,000
Yinhu Zhang Vice President and General Manager of HR & Admin.	30,500
Jian Qi President and Chief Executive Officer of Lenovo-AsiaInfo Division	35,000
Feng Liu Vice President and General Manager of R&D of AsiaInfo Technologies Division	44,500

The new awards will vest based on performance-based criteria, provided the award holder continues to be an employee of, or service provider to, the Company or its subsidiaries at the time the performance goals are met. The performance goals are based on targeted increases in the Company’s operating profit for each of the three twelve-month periods commencing on October 1, 2008, October 1, 2009 and October 1, 2010, respectively, as compared to the immediately preceding twelve-month period (the “Annual Operating Profit Growth Rate”). Each recipient’s performance stock units are allocated in three equal proportions over the three twelve-month periods. The performance stock units allocated to each such twelve-month period shall vest based on the following schedule: (a) if the Annual Operating Profit Growth Rate is between 25% and 33%, then 45.5% of the performance stock units allocated to the period shall vest; (b) if the Annual Operating Profit Growth Rate is between 33% and 40%, then 54.5% of the performance stock units allocated to the period shall vest; (c) if the Annual Operating Profit Growth Rate is between 40% and 45%, then 72.7% of the performance stock units allocated to the period shall vest; and (d) if the Annual Operating Profit Growth Rate is equal to or more than 45%, then 100% of the performance stock units allocated to the period shall vest. Any performance stock units that do not vest at the end of a twelve-month period due to the Company’s failure to achieve the relevant Annual Operating Profit Growth Rate thresholds shall expire and be automatically forfeited. Each performance stock unit represents the contingent right of the participant to receive a payment in respect of a share of common stock, whether in shares, cash, or a combination thereof, subject to the terms and conditions of the Performance Stock Unit Award Agreement.

The purpose of these new awards is to incentivize the Company’s employees and better align their interests with shareholder interests.

The form of Performance Stock Unit Award Agreement is filed herewith.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit	Description
10.1	Form of Asiainfo Holdings, Inc. Performance Stock Unit Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AsiaInfo Holdings, Inc.
Date: March 19, 2009

	By:	/s/ Wei Li

	Name:	Wei Li

	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Asiainfo Holdings, Inc. Performance Stock Unit Award Agreement